UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2025

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

105 Edgeview Drive, Suite 425	Broomfield	Colorado	80021
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03 Material Modification to Rights of Security Holders.
As described in Item 5.07 below, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of DigitalOcean Holdings, Inc. (the “Company”) held on June 9, 2025, the stockholders of the Company approved the amendment and restatement of the Company’s amended and restated certificate of incorporation (as amended and restated, the “Restated Charter”) to limit the liability of certain officers for monetary liability for breach of the fiduciary duty of care to the extent permitted by Delaware law and to make an additional non-substantive and clarifying change. Following approval by the Company’s stockholders, the Restated Charter became effective upon its filing with the Delaware Secretary of State on June 10, 2025. The fuller description of the Restated Charter included under “Proposal 4 - Approval of our Amended and Restated Certificate of Incorporation” in the definitive proxy statement on Schedule 14A (the "Proxy Statement") filed by the Company with the Securities and Exchange Commission on April 25, 2025 is incorporated by reference into this Item 3.03. The general description of the Restated Charter set forth in this Item 3.03 is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Proxy Statement. The final results with respect to each proposal are set forth below.
Proposal 1 - Election of Director
Padmanabhan Srinivasan was elected to serve as a Class I director of the Company’s Board of Directors (the “Board”) until the 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Padmanabhan Srinivasan	58,178,774	11,149,977	10,412,433
Proposal 2 - Ratification of the Selection of Independent Registered Public Accounting Firm
The stockholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025, by the following votes:

Votes For	Votes Against	Abstentions
78,596,783	314,221	830,180
Proposal 3 - Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company's Named Executive Officers
The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,603,960	9,654,816	69,975	10,412,433
Proposal 4 - Approval of our Amended and Restated Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law and Make an Additional Non-Substantive and Clarifying Change
The stockholders approved the amendment and restatement of the Restated Certificate to limit the liability of certain officers for monetary liability for breach of the fiduciary duty of care to the extent permitted by Delaware law and to make an additional non-substantive and clarifying change, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,235,107	2,994,659	98,985	10,412,433
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of DigitalOcean Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2025	DigitalOcean Holdings, Inc.
		By:	/s/ W. Matthew Steinfort
W. Matthew Steinfort, Chief Financial Officer